EXHIBIT 99.1

MURPHY OIL CORPORATION ANNOUNCES THIRD QUARTER 2020
OPERATING AND FINANCIAL RESULTS
Expanded Hedge Coverage, Published 2020 Sustainability Report
HOUSTON, Texas, November 5, 2020 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the third quarter ended September 30, 2020, including a net loss attributable to Murphy of $244 million, or $1.59 net loss per diluted share. Adjusted net loss, which excludes discontinued operations and other one-off items, was $24 million, or $0.15 net loss per diluted share.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest. 1
Significant items include:
•Produced 153 thousand barrels of oil equivalent per day in the third quarter, including 56 percent or 86 thousand barrels of oil per day, despite the most severe hurricane season on record
•Continued G&A reduction trajectory, with expenses of $29 million in the third quarter compared to $39 million in second quarter 2020
•Increased 2021 crude oil hedge position, resulting in a total of 18 thousand barrels of oil per day hedged at an average price of $43.31 per barrel
•Added fixed price forward sales contracts related to the Tupper Montney asset to underpin cash flow in calendar years 2021 through 2024
•Published 2020 Sustainability Report, with expanded disclosures and greenhouse gas emissions intensity reduction goals

THIRD QUARTER 2020 FINANCIAL RESULTS
The company recorded a net loss, attributable to Murphy, of $244 million, or $1.59 net loss per diluted share, for the third quarter 2020. Adjusted net loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $24 million, or $0.15 net loss per diluted share for the same period. The adjusted loss from continuing operations primarily excludes the following after-tax items: a $55 million non-cash mark-to-market loss on crude oil derivative contracts and an $11 million non-cash mark-to-market loss on liabilities associated with contingent consideration. It also includes an after-tax $146 million non-cash charge for the impairment of certain assets primarily related to the Cascade and Chinook field in the Gulf of Mexico. Details for third quarter results can be found in the attached schedules.
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations attributable to Murphy was $249 million, or $17.61 per barrel of oil equivalent (BOE) sold. Adjusted earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) from continuing operations attributable to Murphy was $262 million, or $18.46 per BOE sold. Details for third quarter adjusted EBITDA and EBITDAX reconciliations can be found in the attached schedules.
Third quarter production averaged 153 thousand barrels of oil equivalent per day (MBOEPD) with 56 percent oil and 63 percent liquids. Murphy’s offshore production for the quarter was negatively impacted by an uncharacteristically active hurricane season, resulting in 12.4 MBOEPD of storm-related downtime, compared to 4.8 MBOEPD as guided for storm downtime. Offshore storm downtime was partially offset by stronger performance in the onshore business. Details for third quarter production can be found in the attached schedules.
“Murphy, like all Gulf of Mexico operators, experienced the most severe hurricane season on record this year with four major storms during the third quarter causing short-term production shut-ins, as well as two additional storms following in October. Our assets generated strong production aside from these storms and otherwise would have reached the high end of guidance. Our cost structure improvements continue to take hold leading to improving margins. Further, we were able to safely execute evacuating and re-manning processes of our facilities, along with managing COVID-19 concerns with our proven shore base protocols,” stated Roger W. Jenkins, President and Chief Executive Officer of Murphy Oil Corporation.

PROTECTING THE COMPANY’S FINANCIAL POSITION
As of September 30, 2020, Murphy had approximately $1.6 billion of liquidity, comprised of $1.4 billion undrawn under the $1.6 billion senior unsecured credit facility and approximately $220 million of cash and cash equivalents.
At the end of third quarter 2020, Murphy had outstanding debt of $2.8 billion in long-term, fixed-rate notes with a weighted average maturity of 7 years and a weighted average coupon of 5.9 percent. The company also had $200 million drawn under its senior unsecured credit facility.
For third quarter 2020, Murphy incurred a total $120 million of CAPEX, including approximately $19 million for the King’s Quay floating production system (FPS) construction. Note that this total CAPEX figure excludes Gulf of Mexico noncontrolling interest (NCI). Murphy incurred a total $663 million of CAPEX for the nine months ended September 30, 2020, including $81 million for King’s Quay.
The company generated free cash flow of $74 million in the third quarter, including NCI. Excluding the impact of a working capital outflow of $28 million, free cash flow was $102 million.
COMMODITY HEDGE POSITIONS MITIGATE CASH FLOW VOLATILITY
The company employs commodity derivative instruments to manage certain risks associated with commodity price volatility and underpin capital returns associated with certain assets. During the third quarter, Murphy layered on hedges to protect cash flow with the execution of WTI fixed price swaps, resulting in a total 18 thousand barrels of oil per day (MBOPD) hedged for full year 2021 at an average price of $43.31 per barrel. Also during the quarter, the company entered into fixed price forward sales contracts for the delivery of 20 million cubic feet per day (MMCFD) at the Malin hub in Oregon at an average price of $2.60 per thousand cubic feet (MCF) for calendar years 2021 and 2022.
Subsequent to quarter end, Murphy entered into fixed price forward sales contracts for physical delivery at the AECO hub in Canada for calendar year 2021, resulting in total contracts of 96 MMCFD at an average price of C$2.53 per MCF. Murphy further extended its price protection with fixed price forward sales contracts at AECO for full years 2022 through 2024 for the delivery of 71 MMCFD at an average price of C$2.50 per MCF.

Details for the current hedge positions can be found in the attached schedules.
FOURTH QUARTER 2020 GUIDANCE
Murphy reaffirms its previously stated full year 2020 capital budget guidance of $680 million to $720 million, excluding Gulf of Mexico NCI and King’s Quay floating production system (FPS) construction spending. In the fourth quarter, Murphy anticipates production volumes of approximately 146 MBOEPD to 154 MBOEPD. This guidance range is primarily affected by two factors – Gulf of Mexico storm downtime of 8.2 MBOEPD due to impacts from hurricanes Delta and Zeta, as well as 6.4 MBOEPD of planned downtime.
OPERATIONS SUMMARY
North American Onshore
The North American onshore business produced approximately 90 MBOEPD in the third quarter. No operated drilling and completions activity is planned across the onshore business for the remainder of 2020.
Eagle Ford Shale – Production averaged 35 MBOEPD with 71 percent oil volumes in the third quarter. As planned, eight non-operated Karnes wells came online in the quarter. Murphy’s operating partner plans to drill four Karnes wells during the fourth quarter, with completions anticipated in early 2021.
Tupper Montney – For the quarter, natural gas production averaged 235 MMCFD. No drilling or completions activity occurred in the third quarter.
Kaybob Duvernay – Production averaged 13 MBOEPD in the third quarter. Four wells were brought online during the quarter.
Placid Montney – Murphy’s non-operated position produced 3 MBOEPD in the third quarter. As previously disclosed, six non-operated wells resumed production in July after being shut in for May and June due to low commodity prices.
Global Offshore
The offshore business produced 63 MBOEPD in the third quarter, comprised of 82 percent oil. This excludes production from discontinued operations and noncontrolling interest. Gulf of Mexico production in the quarter averaged 59 MBOEPD, consisting of 80 percent oil. Canada offshore production averaged 4 MBOEPD, comprised of 100 percent oil.

EXPLORATION
Gulf of Mexico – The non-operated Highgarden well (Green Canyon 895) was spud in the third quarter for an estimated $11 million cost net to Murphy as a 20 percent working interest owner. Drilling was delayed due to an active Gulf of Mexico storm season.
SUSTAINABILITY REPORT
Subsequent to quarter-end, Murphy published its 2020 Sustainability Report, taking into consideration various third-party reporting standards and ratings, and including additional disclosures spanning climate-related performance metrics to workforce diversity. As part of this report, the company announced its goal of reducing its greenhouse gas emissions intensity by 15 to 20 percent by 2030 from 2019 levels, excluding Malaysia.
CONFERENCE CALL AND WEBCAST SCHEDULED FOR NOVEMBER 5, 2020
Murphy will host a conference call to discuss third quarter 2020 financial and operating results on Thursday, November 5, 2020, at 9:00 a.m. ET. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-886-7786, reservation number 19218031.
FINANCIAL DATA
Summary financial data and operating statistics for third quarter 2020, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA and EBITDAX between periods, as well as guidance for the fourth quarter 2020, are also included.
1 In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.

ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. It challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk

Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars, except per share amounts)	2020	2019	2020	2019
Revenues and other income
Revenue from sales to customers	$425,324	750,337	1,311,627	2,060,127
(Loss) gain on crude contracts	(5,290)	63,247	319,502	121,163
Gain on sale of assets and other income	1,831	3,493	6,006	10,283
Total revenues and other income	421,865	817,077	1,637,135	2,191,573
Costs and expenses
Lease operating expenses	124,491	147,632	478,283	416,460
Severance and ad valorem taxes	6,781	13,803	22,645	36,972
Transportation, gathering and processing	41,322	54,305	126,779	128,748
Exploration expenses, including undeveloped lease amortization	12,092	12,358	61,686	75,570
Selling and general expenses	28,509	55,366	104,381	176,258
Restructuring expenses	4,982	—	46,379	—
Depreciation, depletion and amortization	231,603	325,562	769,151	819,270
Accretion of asset retirement obligations	10,778	10,587	31,213	29,824
Impairment of assets	219,138	—	1,206,284	—
Other (benefit) expense	20,224	(29,000)	(2,957)	26,442
Total costs and expenses	699,920	590,613	2,843,844	1,709,544
Operating (loss) income from continuing operations	(278,055)	226,464	(1,206,709)	482,029
Other (loss)
Interest and other (loss)	(5,177)	(4,418)	(10,107)	(18,134)
Interest expense, net	(45,182)	(44,930)	(124,877)	(145,095)
Total other (loss)	(50,359)	(49,348)	(134,984)	(163,229)
(Loss) income from continuing operations before income taxes	(328,414)	177,116	(1,341,693)	318,800
Income tax (benefit) expense	(62,584)	18,782	(248,890)	38,719
(Loss) income from continuing operations	(265,830)	158,334	(1,092,803)	280,081
(Loss) income from discontinued operations, net of income taxes	(778)	953,368	(6,907)	1,027,632
Net (loss) income including noncontrolling interest	(266,608)	1,111,702	(1,099,710)	1,307,713
Less: Net (loss) income attributable to noncontrolling interest	(23,055)	22,700	(122,869)	86,257
NET (LOSS) INCOME ATTRIBUTABLE TO MURPHY	$(243,553)	1,089,002	(976,841)	1,221,456

(LOSS) INCOME PER COMMON SHARE – BASIC
Continuing operations	$(1.58)	0.85	(6.31)	1.16
Discontinued operations	(0.01)	5.94	(0.05)	6.14
Net (loss) income	$(1.59)	6.79	(6.36)	7.30

(LOSS) INCOME PER COMMON SHARE – DILUTED
Continuing operations	$(1.58)	0.84	(6.31)	1.16
Discontinued operations	(0.01)	5.92	(0.05)	6.11
Net (loss) income	$(1.59)	6.76	(6.36)	7.27
Cash dividends per Common share	0.125	0.25	0.50	0.75
Average Common shares outstanding (thousands)
Basic	153,596	160,366	153,480	167,310
Diluted	153,596	160,980	153,480	168,105

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars)	2020	2019	2020	2019
Operating Activities
Net (loss) income including noncontrolling interest	$(266,608)	1,111,702	(1,099,710)	1,307,713
Adjustments to reconcile net (loss) income to net cash provided by continuing operations activities:
Loss (income) from discontinued operations	778	(953,368)	6,907	(1,027,632)
Depreciation, depletion and amortization	231,603	325,562	769,151	819,270
Previously suspended exploration costs	578	—	8,255	12,901
Amortization of undeveloped leases	7,181	6,530	21,951	21,680
Accretion of asset retirement obligations	10,778	10,587	31,213	29,824
Impairment of assets	219,138	—	1,206,284	—
Deferred income tax (benefit) expense	(63,846)	32,596	(231,748)	50,597
Mark to market (gain) loss on contingent consideration	14,053	(28,378)	(29,476)	512
Mark to market (gain) loss of crude contracts	69,385	(49,245)	(104,463)	(100,076)
Noncash restructuring expense	—	—	17,565	—
Long-term non-cash compensation	12,440	15,812	35,200	60,567
Net decrease (increase) in noncash operating working capital	(27,596)	45,623	(26,261)	40,257
Other operating activities, net	768	(19,274)	(26,837)	(62,386)
Net cash provided by continuing operations activities	208,652	497,796	578,031	1,153,227
Investing Activities
Property additions and dry hole costs	(111,124)	(350,340)	(648,725)	(995,509)
Property additions for King's Quay FPS	(23,301)	(13,637)	(74,936)	(13,637)
Acquisition of oil and gas properties	—	13,312	—	(1,212,949)
Proceeds from sales of property, plant and equipment	—	2,256	—	19,072
Net cash required by investing activities	(134,425)	(348,409)	(723,661)	(2,203,023)
Financing Activities
Borrowings on revolving credit facility	80,000	500,000	450,000	1,575,000
Repayment of revolving credit facility	(50,000)	(1,900,000)	(250,000)	(1,900,000)
Cash dividends paid	(19,200)	(39,934)	(76,790)	(125,437)
Distributions to noncontrolling interest	(11,273)	(28,734)	(43,673)	(97,510)
Early retirement of debt	—	—	(12,225)	—
Withholding tax on stock-based incentive awards	153	—	(7,094)	(6,991)
Debt issuance, net of cost	—	—	(613)	—
Repayment of term loan and other loans	(371)	(500,000)	—	—
Capital lease obligation payments	(178)	(175)	(514)	(510)
Repurchase of common stock	—	(106,014)	—	(405,938)
Net cash (required) provided by financing activities	(869)	(2,074,857)	59,091	(961,386)
Cash Flows from Discontinued Operations [1]
Operating activities	—	(47,911)	(1,202)	74,361
Investing activities	—	2,035,000	4,494	1,985,202
Financing activities	—	—	—	(4,914)
Net cash provided by discontinued operations	—	1,987,089	3,292	2,054,649
Cash transferred from discontinued operations to continuing operations	—	2,035,000	—	2,083,565
Effect of exchange rate changes on cash and cash equivalents	773	(675)	(585)	2,593
Net increase (decrease) in cash and cash equivalents	74,131	108,855	(87,124)	74,976
Cash and cash equivalents at beginning of period	145,505	326,044	306,760	359,923
Cash and cash equivalents at end of period	$219,636	434,899	219,636	434,899
1 Net cash provided by discontinued operations is not part of the cash flow reconciliation.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED INCOME (LOSS)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except per share amounts)	2020	2019	2020	2019
Net (loss) income attributable to Murphy (GAAP)	$(243.6)	1,089.0	(976.8)	1,221.5
Discontinued operations loss (income)	0.8	(953.4)	6.9	(1,027.6)
(Loss) income from continuing operations	(242.8)	135.6	(969.9)	193.9
Adjustments (after tax):
Impairment of assets	145.9	—	854.2	—
Mark-to-market loss (gain) on crude oil derivative contracts	54.8	(38.9)	(82.5)	(79.1)
Mark-to-market loss (gain) on contingent consideration	11.1	(22.4)	(23.3)	0.4
Restructuring expenses	3.9	—	35.5	—
Unutilized rig charges	4.1	—	10.4	—
(Gain) loss on extinguishment of debt	—	—	(4.2)	—
Inventory loss	—	—	3.8	—
Foreign exchange losses (gains)	0.8	0.8	(1.7)	5.9
Business development transaction costs	—	3.3	—	19.3
Write-off of previously suspended exploration wells	—	—	—	13.2
Impact of tax reform	—	—	—	(13.0)
Tax benefits on investments in foreign areas	—	(15.0)	—	(15.0)
Seal insurance proceeds	(1.3)	(6.2)	(1.3)	(6.2)
Total adjustments after taxes	219.3	(78.4)	790.9	(74.5)
Adjusted (loss) income from continuing operations attributable to Murphy	$(23.5)	57.2	(179.0)	119.4

Adjusted (loss) income from continuing operations per average diluted share	$(0.15)	0.36	(1.17)	0.71
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Adjusted (loss) income from continuing operations attributable to Murphy.  Adjusted (loss) income excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  Adjusted (loss) income is a non-GAAP financial measure and should not be considered a substitute for Net (loss) income as determined in accordance with accounting principles generally accepted in the United States of America.
Amounts shown above as reconciling items between Net (loss) income and Adjusted (loss) income are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The pretax and income tax impacts for adjustments shown above are as follows by area of operations and exclude the share attributable to non-controlling interests.

	Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$205.7	(44.6)	161.1	1,021.3	(215.9)	805.4
Canada	(1.7)	0.4	(1.3)	(1.7)	0.4	(1.3)
Other International	—	—	—	39.7	—	39.7
Total E&P	204.0	(44.2)	159.8	1,059.3	(215.5)	843.8
Corporate:	75.3	(15.8)	59.5	(65.8)	12.9	(52.9)
Total adjustments	$279.3	(60.0)	219.3	993.5	(202.6)	790.9

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except per barrel of oil equivalents sold)	2020	2019	2020	2019
Net (loss) income attributable to Murphy (GAAP)	$(243.6)	1,089.0	(976.8)	1,221.5
Income tax (benefit) expense	(62.6)	18.8	(248.9)	38.7
Interest expense, net	45.2	44.9	124.9	145.1
Depreciation, depletion and amortization expense ¹	219.7	308.3	725.1	766.4
EBITDA attributable to Murphy (Non-GAAP)	(41.3)	1,461.0	(375.7)	2,171.7
Impairment of assets ¹	186.5	—	1,072.5	—
Mark-to-market loss (gain) on crude oil derivative contracts	69.3	(49.2)	(104.5)	(100.1)
Mark-to-market loss (gain) on contingent consideration	14.0	(28.4)	(29.5)	0.5
Restructuring expenses	5.0	—	46.4	—
Accretion of asset retirement obligations	10.8	10.6	31.2	29.8
Unutilized rig charges	5.2	—	13.2	—
Discontinued operations loss (income)	0.8	(953.4)	6.9	(1,027.6)
Inventory loss	—	—	4.8	—
Foreign exchange losses (gains)	0.8	0.8	(2.5)	6.4
Business development transaction costs	—	4.1	—	24.4
Write-off of previously suspended exploration wells	—	—	—	13.2
Seal insurance proceeds	(1.7)	(8.0)	(1.7)	(8.0)
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$249.4	437.5	661.1	1,110.3

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	14,166	17,745	46,478	45,511

Adjusted EBITDA per barrel of oil equivalents sold	$17.61	24.65	14.22	24.40
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Management believes EBITDA and adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net (loss) income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDA per barrel of oil equivalent sold. Management believes adjusted EBITDA per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   Adjusted EBITDA per barrel of oil equivalent sold is a non-GAAP financial metric.

1 Depreciation, depletion, and amortization expense used in the computation of EBITDA and impairment of assets used in the computation of Adjusted EBITDA exclude the portion attributable to the non-controlling interest.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except per barrel of oil equivalents sold)	2020	2019	2020	2019
Net (loss) income attributable to Murphy (GAAP)	$(243.6)	1,089.0	(976.8)	1,221.5
Income tax (benefit) expense	(62.6)	18.8	(248.9)	38.7
Interest expense, net	45.2	44.9	124.9	145.1
Depreciation, depletion and amortization expense ¹	219.7	308.3	725.1	766.4
EBITDA attributable to Murphy (Non-GAAP)	(41.3)	1,461.0	(375.7)	2,171.7
Exploration expenses	12.1	12.4	61.7	75.6
EBITDAX attributable to Murphy (Non-GAAP)	(29.2)	1,473.4	(314.0)	2,247.3
Impairment of assets ¹	186.5	—	1,072.5	—
Mark-to-market loss (gain) on crude oil derivative contracts	69.3	(49.2)	(104.5)	(100.1)
Mark-to-market loss (gain) on contingent consideration	14.0	(28.4)	(29.5)	0.5
Restructuring expenses	5.0	—	46.4	—
Accretion of asset retirement obligations	10.8	10.6	31.2	29.8
Unutilized rig charges	5.2	—	13.2	—
Discontinued operations loss (income)	0.8	(953.4)	6.9	(1,027.6)
Inventory loss	—	—	4.8	—
Foreign exchange losses (gains)	0.8	0.8	(2.5)	6.4
Business development transaction costs	—	4.1	—	24.4
Seal insurance proceeds	(1.7)	(8.0)	(1.7)	(8.0)
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$261.5	449.9	722.8	1,172.7

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	14,166	17,745	46,478	45,511

Adjusted EBITDAX per barrel of oil equivalents sold	$18.46	25.35	15.55	25.77
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net (loss) income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDAX per barrel of oil equivalent sold. Management believes adjusted EBITDAX per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.  Adjusted EBITDAX per barrel of oil equivalent sold is a non-GAAP financial metric.
1 Depreciation, depletion, and amortization expense used in the computation of EBITDA and impairment of assets used in the computation of Adjusted EBITDA exclude the portion attributable to the non-controlling interest.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$330.8	(172.6)	656.8	170.8
Canada	96.3	(8.6)	95.0	(9.1)
Other	—	(11.7)	1.9	(3.7)
Total exploration and production	427.1	(192.9)	753.7	158.0
Corporate	(5.2)	(72.9)	63.4	0.3
Revenue/income from continuing operations	421.9	(265.8)	817.1	158.3
Discontinued operations, net of tax [3]	—	(0.8)	—	953.4
Total revenues/net income (loss) including noncontrolling interest	$421.9	(266.6)	817.1	1,111.7
Net (loss) income attributable to Murphy		(243.6)		1,089.0

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1,2]	$1,070.6	(1,011.7)	1,734.3	420.0
Canada	245.2	(35.0)	323.8	(7.5)
Other [2]	1.8	(73.0)	7.9	(35.4)
Total exploration and production	1,317.6	(1,119.7)	2,066.0	377.1
Corporate	319.5	26.9	125.6	(97.0)
Revenue/income from continuing operations	1,637.1	(1,092.8)	2,191.6	280.1
Discontinued operations, net of tax [3]	—	(6.9)	—	1,027.6
Total revenues/net income (loss) including noncontrolling interest	$1,637.1	(1,099.7)	2,191.6	1,307.7
Net income attributable to Murphy		(976.8)		1,221.5
1 Includes results attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).
2 Includes impairment charges of $1,152.5 million and $39.7 million for the United States and Other for the nine months ended September 30, 2020.
3 Malaysia is reported as discontinued operations in current and comparative periods effective January 1, 2019.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED SEPTEMBER 30, 2020, AND 2019

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended September 30, 2020
Oil and gas sales and other operating revenues	$330.8	96.3	—	427.1
Lease operating expenses	91.5	32.6	0.4	124.5
Severance and ad valorem taxes	6.4	0.3	—	6.7
Transportation, gathering and processing	29.3	12.0	—	41.3
Depreciation, depletion and amortization	166.2	59.6	0.5	226.3
Accretion of asset retirement obligations	9.4	1.4	—	10.8
Impairments of assets	205.1	—	—	205.1
Exploration expenses
Dry holes and previously suspended exploration costs	0.6	—	—	0.6
Geological and geophysical	0.1	—	(0.1)	—
Other exploration	0.6	0.1	3.6	4.3
	1.3	0.1	3.5	4.9
Undeveloped lease amortization	4.9	0.1	2.3	7.3
Total exploration expenses	6.2	0.2	5.8	12.2
Selling and general expenses	5.3	3.4	1.6	10.3
Other	22.5	(1.5)	2.5	23.5
Results of operations before taxes	(211.1)	(11.7)	(10.8)	(233.6)
Income tax provisions (benefits)	(38.5)	(3.1)	0.9	(40.7)
Results of operations (excluding Corporate segment)	$(172.6)	(8.6)	(11.7)	(192.9)

Three Months Ended September 30, 2019
Oil and gas sales and other operating revenues	$656.8	95.0	1.9	753.7
Lease operating expenses	116.2	31.2	0.2	147.6
Severance and ad valorem taxes	13.4	0.4	—	13.8
Transportation, gathering and processing	44.1	10.2	—	54.3
Depreciation, depletion and amortization	253.5	65.3	0.6	319.4
Accretion of asset retirement obligations	9.0	1.6	—	10.6
Exploration expenses
Dry holes and previously suspended exploration costs	(0.1)	—	—	(0.1)
Geological and geophysical	0.2	—	0.2	0.4
Other exploration	1.5	0.1	3.8	5.4
	1.6	0.1	4.0	5.7
Undeveloped lease amortization	5.2	0.3	1.0	6.5
Total exploration expenses	6.8	0.4	5.0	12.2
Selling and general expenses	22.7	7.6	5.6	35.9
Other	(21.0)	(7.3)	0.5	(27.8)
Results of operations before taxes	212.1	(14.4)	(10.0)	187.7
Income tax provisions (benefits)	41.3	(5.3)	(6.3)	29.7
Results of operations (excluding Corporate segment)	$170.8	(9.1)	(3.7)	158.0
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
NINE MONTHS ENDED SEPTEMBER 30, 2020, AND 2019

(Millions of dollars)	United States [1]	Canada	Other	Total
Nine Months Ended September 30, 2020
Oil and gas sales and other operating revenues	$1,070.6	245.2	1.8	1,317.6
Lease operating expenses	386.5	90.6	1.2	478.3
Severance and ad valorem taxes	21.6	1.0	—	22.6
Transportation, gathering and processing	95.4	31.4	—	126.8
Depreciation, depletion and amortization	589.5	161.3	1.5	752.3
Accretion of asset retirement obligations	27.1	4.1	—	31.2
Impairment of assets	1,152.5	—	39.7	1,192.2
Exploration expenses
Dry holes and previously suspended exploration costs	8.3	—	—	8.3
Geological and geophysical	9.4	0.1	4.1	13.6
Other exploration	4.3	0.4	13.1	17.8
	22.0	0.5	17.2	39.7
Undeveloped lease amortization	14.8	0.3	6.9	22.0
Total exploration expenses	36.8	0.8	24.1	61.7
Selling and general expenses	16.6	13.2	5.5	35.3
Other	1.0	(2.5)	1.4	(0.1)
Results of operations before taxes	(1,256.4)	(54.7)	(71.6)	(1,382.7)
Income tax provisions (benefits)	(244.7)	(19.7)	1.4	(263.0)
Results of operations (excluding Corporate segment)	$(1,011.7)	(35.0)	(73.0)	(1,119.7)

Nine Months Ended September 30, 2019
Oil and gas sales and other operating revenues	$1,734.3	323.8	7.9	2,066.0
Lease operating expenses	308.3	107.1	1.1	416.5
Severance and ad valorem taxes	36.0	1.0	—	37.0
Transportation, gathering and processing	103.4	25.3	—	128.7
Depreciation, depletion and amortization	618.6	181.6	2.9	803.1
Accretion of asset retirement obligations	25.2	4.6	—	29.8
Exploration expenses
Dry holes and previously suspended exploration costs	(0.2)	—	13.1	12.9
Geological and geophysical	16.1	—	8.1	24.2
Other exploration	5.5	0.3	10.9	16.7
	21.4	0.3	32.1	53.8
Undeveloped lease amortization	18.0	1.0	2.7	21.7
Total exploration expenses	39.4	1.3	34.8	75.5
Selling and general expenses	52.9	21.3	17.3	91.5
Other	37.5	(6.9)	0.9	31.5
Results of operations before taxes	513.0	(11.5)	(49.1)	452.4
Income tax provisions (benefits)	93.0	(4.0)	(13.7)	75.3
Results of operations (excluding Corporate segment)	$420.0	(7.5)	(35.4)	377.1
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars per barrel of oil equivalents sold)	2020	2019	2020	2019
Continuing operations
United States – Eagle Ford Shale
Lease operating expense	$8.11	6.74	8.97	8.92
Severance and ad valorem taxes	2.04	2.87	2.08	3.01
Depreciation, depletion and amortization (DD&A) expense	27.09	24.29	25.72	23.94

United States – Gulf of Mexico
Lease operating expense [1]	$10.16	10.20	12.60	9.70
DD&A expense	12.33	16.86	13.82	16.01

Canada – Onshore
Lease operating expense	$4.73	4.36	4.56	5.40
Severance and ad valorem taxes	0.05	0.07	0.07	0.07
DD&A expense	10.78	11.26	9.94	11.07

Canada – Offshore
Lease operating expense	$20.30	17.43	16.71	16.91
DD&A expense	12.58	11.55	11.48	13.36

Total oil and gas continuing operations
Lease operating expense [2]	$8.23	7.85	9.61	8.52
Severance and ad valorem taxes	0.45	0.73	0.45	0.76
DD&A expense	15.31	17.31	15.45	16.75

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense	$8.13	7.68	9.36	8.45
Severance and ad valorem taxes	0.48	0.73	0.49	0.76
DD&A expense	15.51	17.03	15.60	16.84
1 For the nine months ended September 30, 2020, lease operating expense (LOE) per barrel of oil equivalents (BOE) sold for the U.S. Gulf of Mexico excluding cost associated with well workovers is $9.49. Workovers for the nine months ended September 30, 2020 include Dalmatian and Cascade. There were no significant Gulf of Mexico workovers in the third quarter 2020.
2 For the nine months ended September 30, 2020, total LOE per BOE excluding cost associated with Gulf of Mexico well workovers is $7.86. There were no significant Gulf of Mexico workovers in the third quarter 2020.

MURPHY OIL CORPORATION
OTHER FINANCIAL DATA
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2020	2019	2020	2019
Capital expenditures for continuing operations
Exploration and production
United States	$116.6	295.5	521.7	2,042.3
Canada	(1.6)	45.9	116.6	201.6
Other	5.8	12.3	32.7	76.7
Total	120.8	353.7	671.0	2,320.6

Corporate	1.9	2.9	9.3	8.5
Total capital expenditures - continuing operations [1]	122.7	356.6	680.3	2,329.1

Charged to exploration expenses [2]
United States	1.3	1.6	22.0	21.4
Canada	0.1	0.1	0.5	0.3
Other	3.5	4.0	17.2	32.1
Total charged to exploration expenses - continuing operations	4.9	5.7	39.7	53.8

Total capitalized	$117.8	350.9	640.6	2,275.3
1 For the three and nine months ended September 30, 2020, includes noncontrolling interest (NCI) capital expenditures of $2.3 million and $17.8 million, respectively. For the three and nine months ended September 30, 2020, includes capital expenditures associated with the King’s Quay project of $19.3 million and $80.7 million.
2 Excludes amortization of undeveloped leases of $7.3 million and $6.5 million for the three months ended September 30, 2020 and 2019, respectively. Excludes amortization of undeveloped leases of $22.0 million and $21.7 million for the nine months ended September 30, 2020 and 2019, respectively.

MURPHY OIL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

(Millions of dollars)	September 30, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$219.6	306.8
Accounts receivable	279.1	426.7
Inventories	67.9	76.1
Prepaid expenses	58.1	40.9
Assets held for sale	108.9	123.9
Total current assets	733.7	974.3
Property, plant and equipment, at cost	8,592.8	9,969.7
Operating lease assets	765.5	598.3
Deferred income taxes	347.1	129.3
Deferred charges and other assets	30.3	46.9
Total assets	$10,469.4	11,718.5
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$295.4	602.1
Income taxes payable	17.8	19.0
Other taxes payable	23.8	18.6
Operating lease liabilities	100.2	92.3
Other accrued liabilities	157.6	197.4
Liabilities associated with assets held for sale	14.7	13.3
Total current liabilities	609.4	942.8
Long-term debt, including capital lease obligation	2,987.1	2,803.4
Asset retirement obligations	856.9	825.8
Deferred credits and other liabilities	636.0	613.4
Non-current operating lease liabilities	686.5	521.3
Deferred income taxes	179.5	207.2
Total liabilities	5,955.3	5,913.9
Equity
Common Stock, par $1.00	195.1	195.1
Capital in excess of par value	936.3	949.4
Retained earnings	5,560.7	6,614.3
Accumulated other comprehensive loss	(658.0)	(574.2)
Treasury stock	(1,690.7)	(1,717.2)
Murphy Shareholders' Equity	4,343.4	5,467.5
Noncontrolling interest	170.6	337.2
Total equity	4,514.0	5,804.6
Total liabilities and equity	$10,469.4	11,718.5

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
Barrels per day unless otherwise noted		2020	2019	2020	2019
Continuing operations
Net crude oil and condensate
United States	Onshore	24,851	40,582	27,945	33,256
	Gulf of Mexico [1]	56,517	70,583	67,377	64,266
Canada	Onshore	9,595	7,101	8,106	6,503
	Offshore	4,428	4,333	5,136	6,302
Other		—	351	114	435
Total net crude oil and condensate - continuing operations		95,391	122,950	108,678	110,762
Net natural gas liquids
United States	Onshore	5,489	5,582	5,459	5,621
	Gulf of Mexico [1]	3,521	6,597	5,131	4,172
Canada	Onshore	1,513	1,422	1,311	1,197
Total net natural gas liquids - continuing operations		10,523	13,601	11,901	10,990
Net natural gas – thousands of cubic feet per day
United States	Onshore	27,520	29,122	29,054	30,203
	Gulf of Mexico [1]	53,046	72,897	67,850	44,029
Canada	Onshore	260,895	296,883	262,279	267,205
Total net natural gas - continuing operations		341,461	398,902	359,183	341,437
Total net hydrocarbons - continuing operations including NCI [2,3]		162,824	203,035	180,443	178,658
Noncontrolling interest
Net crude oil and condensate – barrels per day		(9,298)	(10,322)	(10,674)	(11,215)
Net natural gas liquids – barrels per day		(327)	(478)	(443)	(496)
Net natural gas – thousands of cubic feet per day [2]		(3,269)	(3,403)	(4,137)	(3,933)
Total noncontrolling interest		(10,170)	(11,367)	(11,807)	(12,367)
Total net hydrocarbons - continuing operations excluding NCI [2,3]		152,654	191,668	168,636	166,292
Discontinued operations
Net crude oil and condensate – barrels per day		—	1,748	—	16,331
Net natural gas liquids – barrels per day		—	37	—	434
Net natural gas – thousands of cubic feet per day [2]		—	9,624	—	67,863
Total discontinued operations		—	3,389	—	28,076
Total net hydrocarbons produced excluding NCI [2,3]		152,654	195,057	168,636	194,367
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRICE SUMMARY
(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019
Weighted average Exploration and Production sales prices [1]
Continuing operations
Crude oil and condensate – dollars per barrel
United States	Onshore	$37.83	58.80	35.56	60.33
	Gulf of Mexico [2]	40.82	60.69	38.08	61.90
Canada [3]	Onshore	36.65	48.61	30.29	49.98
	Offshore	43.81	62.44	37.85	64.97
Other		—	67.96	63.51	69.86
Natural gas liquids – dollars per barrel
United States	Onshore	13.39	10.82	10.78	14.66
	Gulf of Mexico [2]	14.71	13.86	9.43	15.96
Canada [3]	Onshore	19.97	21.03	16.95	27.50
Natural gas – dollars per thousand cubic feet
United States	Onshore	1.78	2.18	1.76	2.51
	Gulf of Mexico [2]	2.01	2.37	1.91	2.46
Canada [3]	Onshore	1.74	1.16	1.62	1.50
1 Effective September 30, 2019, weighted average realized prices are reported excluding transportation, gathering and processing costs.
2 Prices include the effect of noncontrolling interest share for MP GOM.
3 U.S. dollar equivalent.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS (unaudited)
AS OF NOVEMBER 4, 2020

	Commodity	Type	Volumes (Bbl/d)	Price (USD/Bbl)	Remaining Period
Area					Start Date	End Date
United States	WTI ¹	Fixed price derivative swap	45,000	$56.42	10/1/2020	12/31/2020
United States	WTI ¹	Fixed price derivative swap	18,000	$43.31	1/1/2021	12/31/2021
1 West Texas Intermediate

			Volumes (MMcf/d)	Price (CAD/Mcf)	Remaining Period
Area	Commodity	Type			Start Date	End Date
Montney	Natural Gas	Fixed price forward sales at AECO	59	C$2.81	10/1/2020	12/31/2020
Montney	Natural Gas	Fixed price forward sales at AECO	96	C$2.53	1/1/2021	12/31/2021
Montney	Natural Gas	Fixed price forward sales at AECO	71	C$2.50	1/1/2022	12/31/2024

			Volumes (MMcf/d)	Price (USD/MMBtu)	Remaining Period
Area	Commodity	Type			Start Date	End Date
Montney	Natural Gas	Fixed price forward sales at Malin	20	$2.60	1/1/2021	12/31/2022

MURPHY OIL CORPORATION
FOURTH QUARTER 2020 GUIDANCE

	Oil BOPD	NGLs BOPD	Gas MCFD	Total BOEPD
Production – net
U.S. – Eagle Ford Shale	21,200	4,600	25,000	30,000
– Gulf of Mexico excluding NCI	50,900	5,300	61,000	66,400
Canada – Tupper Montney	—	—	225,000	37,500
– Kaybob Duvernay and Placid Montney	7,000	1,400	22,400	12,100
– Offshore	4,000	—	—	4,000

Total net production (BOEPD) - excluding NCI [1]	146,000 to 154,000

Exploration expense ($ millions)	$25

FULL YEAR 2020 GUIDANCE
Capital expenditures – excluding NCI ($ millions) [2]	$680 to $720

[1] Excludes noncontrolling interest of MP GOM of 8,300 BOPD of oil, 500 BOPD of NGLs, and 3,800 MCFD gas.
[2] Excludes noncontrolling interest of MP GOM of $41 MM.